

                                                                                                                EXHIBIT 11
                                                  ACNIELSEN CORPORATION

                                    COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                                  ON A DILUTED BASIS (a)



Dollar Amounts in Millions, Except Per Share Data                                        1997           1996           1995
                                                                                         (Average share data in thousands)
Weighted-average number of common shares outstanding                                  57,139          56,712        56,507
Dilutive effect of shares issuable as of year-end under stock option plans               976             243             0
Adjustment of shares applicable to stock options and stock appreciation
   rights exercised during the year                                                      254              27             0
                                                                               ============== =============== =============
Weighted average number of shares on a diluted basis                                  58,369          56,982        56,507
                                                                               ============== =============== =============

                                                                               ============== =============== =============
Net Income (Loss)                                                                      $35.9           $15.8    ($  230.9)
                                                                               ============== =============== =============

                                                                               ============== =============== =============
Earnings (loss) per share of common stock on a diluted basis                            $.62            $.28       ($4.09)
                                                                               ============== =============== =============
                                                                                                                  (b)

(a) All periods prior to November 1, 1996 reflect the adjusted share and option activity of The Dun and Bradstreet Corporation
(b) No adjustment required as it would result in anti-dilution